Exhibit 4.2

Number	COMMON STOCK	Shares

	Incorporated under the Laws of the State of Delaware PLATFORM ACQUISITION CORP. INTERNATIONAL The Corporation is Authorized to Issue	CUSIP

Incorporated under the Laws of the State of Delaware

PLATFORM ACQUISITION CORP. INTERNATIONAL

The Corporation is Authorized to Issue

200,000,000 SHARES OF COMMON STOCK, PAR VALUE $0.0001 EACH

1,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.0001 EACH

This Certifies that                                                                                                                                                                      is the owner of                                                                                                                                 fully-paid and non-assessable shares of Common Stock, par value $0.0001 per share, of PLATFORM ACQUISITION CORP. INTERNATIONAL transferable on the books of the Corporation in person or by duly authorized Attorney by surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof the corporation has caused this certificate to be executed on this      day of                     , 200  .

Chief Executive Officer	Secretary

Transfer Agent

Number	Shares

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	Custodian

TEN ENT	tenants by the entireties		(Cust) (Minor)

JT TEN	as joint tenants with right of		Under Uniform Gifts to Minors

	survivorship and not as tenants in common		Act:

(State)

Additional Abbreviations may also be used though not in the above list.

Platform Acquisition Corp. International

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The holder of this certificate shall be entitled to receive funds from the Corporation’s trust fund only in the event of a liquidation of the Corporation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation. Except as required by applicable law, in no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).